Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-144286 on Form S-8 of Spanish Broadcasting System, Inc. of our report dated April 13, 2016 relating to the financial statements, appearing in this Annual Report on Form 10-K.

/s/ Crowe Horwath LLP

Fort Lauderdale, Florida
April 13, 2016